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Exhibit 1.1

Basic Energy Services, Inc.

Common Stock, par value $0.01

Underwriting Agreement

December [    ], 2005

Goldman, Sachs & Co.
Credit Suisse First Boston LLC
    As representatives (the "Representatives") of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
1000 Louisiana Street
Suite 1100
Houston, Texas 77002

Ladies and Gentlemen:

        Basic Energy Services, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,000,000 shares of Common Stock, par value $0.01 per share ("Stock"), of the Company, and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, severally and not jointly, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 7,500,000 shares and, at the election of the Underwriters, up to 1,875,000 additional shares of Stock. The aggregate of 12,500,000 shares to be sold by the Company and the Selling Stockholders are herein called the "Firm Shares" and the aggregate of 1,875,000 additional shares to be sold by the Selling Stockholders are herein called the "Optional Shares." The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares."

        1.     (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (i)  A registration statement on Form S-1 (File No. 333-127517) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus;" the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement;" the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the "Pricing Prospectus;" such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus;" and any "issuer free writing prospectus" as defined in Rule 433 under the Act relating to the Shares is hereinafter called an "Issuer Free Writing Prospectus;"

           (ii)  No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Credit Suisse First Boston LLC expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

          (iii)  For the purposes of this Agreement, the "Applicable Time" is [            ] P.M. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and any other documents listed in Schedule III(a) hereto, taken together (collectively, the "Pricing Disclosure Package") as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Credit Suisse First Boston LLC expressly for use therein;

          (iv)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or Credit Suisse First Boston LLC expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

           (v)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than issuances of Stock upon the exercise of warrants or options outstanding on the date of this Agreement, and other than repurchases of Stock as described in the Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect") otherwise than as set forth or contemplated in the Pricing Prospectus;

          (vi)  The Company and its subsidiaries have good and indefeasible title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, except where the failure to be so valid, subsisting and enforceable would not reasonably be expected to have a Material Adverse Effect;

         (vii)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect;

        (viii)  Prior to the First Time of Delivery (as hereinafter defined), upon the effectiveness of the Company's Amended and Restated Certificate of Incorporation in the form filed as Exhibit 3.1 to the Registration Statement, the Company will have an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances on such capital stock to secure indebtedness of the Company's Subsidiaries as described in the Pricing Prospectus;

          (ix)  The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

           (x)  The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (2) result in any violation of the provisions of the Certificate of Incorporation or By laws of the Company or (3) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for such conflicts, violations, breaches of defaults in the cases of clauses (1) and (3) that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (xi)  Neither the Company nor any of its subsidiaries is (1) in violation of its Certificate of Incorporation or By-laws or (2) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (2), where such default would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

         (xii)  The statements set forth in the Pricing Prospectus and the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair descriptions or summaries of such matters in all material respects;

        (xiii)  Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be likely to result, individually or in the aggregate, in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

        (xiv)  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (xv)  At the time of filing the Initial Registration Statement the Company was not, and the Company currently is not, an "ineligible issuer," as defined in Rule 405 under the Act;

        (xvi)  KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and of PWI, Inc., and PricewaterhouseCoopers LLP, who have certified certain financial statements of FESCO, Inc., are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

       (xvii)  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (except as disclosed in the Pricing Prospectus);

      (xviii)  Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

        (xix)  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is made known to the Company's principal executive officer and principal financial officer by others within those entities and is recorded, processed, summarized and reported in accordance with the Exchange Act. The Company believes such disclosure controls and procedures are effective;

         (xx)  This Agreement has been duly authorized, executed and delivered by the Company;

        (xxi)  Except as described in the Pricing Prospectus and except for such matters as would not individually or in the aggregate have a Material Adverse Effect (1) none of the Company or any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (2) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (3) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, or any of its subsidiaries, and (4) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

       (xxii)  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the industries in which the Company and its subsidiaries operate. The Company has no reason to believe that it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations, except where the failure to renew or maintain such coverage would not, individually or in the aggregate, have a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes could cover any claims which could reasonably be expected to be made in connection with the offering and sale of the Shares. The Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors;

      (xxiii)  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

      (xxiv)  The consolidated financial statements of the Company, the consolidated financial statements of FESCO Holdings, Inc. ("FESCO") and the combined financial statements of PWI, Inc. and certain of its affiliates (collectively, "PWI") included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the financial position and results of operations and cash flows of the Company and its consolidated subsidiaries, FESCO and its consolidated subsidiaries and PWI, respectively, in each case as of the dates and for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The financial statements and other financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus comply and as of each Time of Delivery will comply with the requirements of paragraph (e) of Item 10 of Regulation S-K of the Act. The summary and selected historical financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus. The other financial and statistical information and data included in the Registration Statement, the Pricing Prospectus and the Prospectus is accurately presented and, in the case of financial information and data, prepared on a basis consistent with such financial statements and/or the books and records of the Company and its subsidiaries;

        (xxv)  The Company has filed (or has obtained extensions with respect to) all material federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that, individually or in the aggregate, would have a Material Adverse Effect, other than any such taxes as are being contested in good faith and properly reserved for in accordance with GAAP;

      (xxvi)  Except as disclosed in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offer and sale of the Shares; and

     (xxvii)  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or to have such securities otherwise registered by the Company under the Act, except for rights that have been waived in writing, and except as described in the Registration Statement or the Pricing Prospectus.

        (b)   Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

            (i)  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

           (ii)  The Power of Attorney and Custody Agreement executed by such Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (iii)  This Agreement has been duly authorized, executed and delivered by such Selling Stockholder;

          (iv)  The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement (each as defined below) and the consummation of the transactions herein and therein contemplated (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) will not result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), the Certificate of Formation or Operating Agreement or similar organizational agreement of such Selling Stockholder (if such Selling Stockholder is a limited liability company), the Partnership Agreement of such Selling Stockholder (if such Selling Stockholder is a partnership) or the similar organizational documents and agreements of such Selling Stockholder (if such Selling Stockholder is not a natural person, corporation, limited liability company or partnership); or (C) will not result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except in the case of clauses (A) and (C) as would not, individually or in the aggregate, have an adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, the Power of Attorney or the Custody Agreement;

           (v)  Such Selling Stockholder has (or, with respect to each Selling Stockholder formed in the Netherlands or the Netherlands Antilles, one or more of the general partners of such Selling Stockholder have), and immediately prior to each Time of Delivery (as defined in Section 5 hereof) such Selling Stockholder (or such general partner or general partners) will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

          (vi)  During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the initial "Lock-Up Period"), such Selling Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any shares of Stock, or any options or warrants to purchase shares of Stock, or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, shares of Stock or any such substantially similar security ("Stock Equivalents") (other than (A) pursuant to employee stock option plans existing on, or upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of, the date of this Agreement and (B) bona fide pledges of shares of Stock or such securities in existence as of the date of this Agreement), whether now owned or hereafter acquired, owned directly by such Selling Stockholder (including holding as a custodian) or with respect to which such Selling Stockholder has beneficial ownership within the rules and regulations of the Commission, without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension. Such Selling Stockholder hereby acknowledges that the Company has agreed to provide written notice to such Selling Stockholder (in accordance with Section 15 hereof) of any event that would result in an extension of the Lock-Up Period pursuant to this Section 1(b)(vi) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, such Selling Stockholder. Such Selling Stockholder hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Section 1(b)(vi) during the period from the date hereof to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this Section 1(b)(vi)) has expired. The foregoing restriction is expressly agreed to preclude such Selling Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Selling Stockholder's Stock or Stock Equivalents even if such Stock or Stock Equivalents would be disposed of by someone other than such Selling Stockholder. Such prohibited hedging or other transactions include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of such Selling Stockholder's Stock or Stock Equivalents or with respect to any security that includes, relates to, or derives any significant part of its value from such Stock or Stock Equivalents. Notwithstanding the foregoing, such Selling Stockholder may transfer shares of Stock and Stock Equivalents (A) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 1(b)(vi), (B) if such Selling Stockholder is a natural person, to any trust for the direct or indirect benefit of such Selling Stockholder or the immediate family of such Selling Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Section 1(b)(vi), and provided further that any such transfer shall not involve a disposition for value, (C) if such Selling Stockholder is a corporation, limited liability company or limited partnership, to any"affiliate" (within the meaning of such term under Rule 405 as promulgated by the Commission under the Act) of such Selling Stockholder, provided that the transferee executes an agreement stating that the transferee is receiving and holding such shares of Stock or Stock Equivalents so transferred subject to the provisions of this Section 1(b)(vi) and that there shall be no further transfer of shares of Stock or Stock Equivalents of such Selling Stockholder so transferred prior to the expiration of the Lock-Up Period (as such may be extended pursuant to this Section 1(b)(vi)), and provided further that any such transfer shall not involve a disposition for value, or (D) with the prior written consent of Goldman, Sachs & Co. and Credit Suisse First Boston LLC on behalf of the Underwriters. For purposes of the foregoing sentence, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Such Selling Stockholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the such Selling Stockholder's shares of Stock and Stock Equivalents except in compliance with the foregoing restrictions;

         (vii)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

        (viii)  Except as set forth in the NASD Questionnaire previously completed and executed by such Selling Stockholder, a copy of which has been provided to the Underwriters, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (ee) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD;

          (ix)  In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

           (x)  Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys in fact (the "Attorneys in Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

          (xi)  The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys in Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, limited liability company or corporation, by the dissolution, winding up or liquidation of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, wound up or liquidated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and the Custody Agreement; and actions taken by the Attorneys in Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution, winding up, liquidation or other event had not occurred, regardless of whether or not the Custodian, the Attorneys in Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

        2.     Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[            ], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to an aggregate of 1,875,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3.     The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720(b)(15) of the NASD with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU." As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $10,000 on the First Time of Delivery (as defined below).

        4.     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        5.     (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co. through the facilities of the Depository Trust Company, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and each of the Selling Stockholders, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on December [    ], 2005 or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

        (b)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 9(l) hereof, will be delivered at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas 77002 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 P.M., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        6.     The Company agrees with each of the Underwriters:

          (a)   To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b)   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c)   Prior to 3:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such

  Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d)   To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e)   During the initial Lock-Up Period, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, except as provided hereunder, any shares of Stock, or any options or warrants to purchase any shares of Stock, or any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, shares of Stock or any other substantially similar securities (other than (A) pursuant to employee stock option plans existing on, or upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding as of, the date of this Agreement, and (B) shares of restricted Stock issued in connection with any acquisitions by the Company or its subsidiaries in an aggregate amount not to exceed 10% of the number of shares of Stock issued and outstanding on the date hereof, provided that the recipient of any such shares of Stock executes an agreement acknowledging and agreeing that such recipient shall not sell, transfer or otherwise dispose of, directly or indirectly, any of such shares of Stock so issued prior to the expiration of the Lock-Up Period (as such may be extended pursuant to Section 1(b)(vi))), without the prior written consent of the Representatives; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. waives, in writing, such extension; the Company will provide the Underwriters and person subject to the Lock-Up Period pursuant to Section 1(b)(vi) or the lockup letters described in 8(j) (collectively, the "Lock-Up Persons") with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

          (f)    During a period of three years from the effective date of the Registration Statement, to furnish, by posting such information on the Company's website, by submitting such information to the Commission via EDGAR so that such information is available at www.sec.gov or at another website accessible by the stockholders without charge, or otherwise, to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g)   During a period of three years from the effective date of the Registration Statement, to furnish, by posting such information on the Company's website, by submitting such information to the Commission via EDGAR so that such information is available at www.sec.gov or at another website accessible by the stockholders without charge, or otherwise, to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) excluding any material non-public information, such additional non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (h)   To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption "Use of Proceeds;"

          (i)    To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

          (j)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

          (k)   Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

  7.    (a) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co. and Credit Suisse First Boston LLC, it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, Goldman, Sachs & Co. and Credit Suisse First Boston LLC, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; the Company and the Underwriters each represent and agree that any such free writing prospectus the use of which has been consented to by the Company, Goldman, Sachs & Co. and Credit Suisse First Boston LLC is listed on Schedule III(a) or Schedule III(b) hereto.

          (b)   Each Selling Stockholder represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a "free writing prospectus" as defined in Rule 405 under the Act.

          (c)   The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

          (d)   The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and Credit Suisse First Boston LLC and, if requested by Goldman, Sachs & Co. and Credit Suisse First Boston LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Credit Suisse First Boston LLC expressly for use therein.

        8.     The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar, (viii) any fees and expenses of the Custodian, (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8 and (x) any fees and expenses of the Custodian or Attorneys-in-Fact for such Selling Stockholder; and (b) except as otherwise agreed among the Company and the Selling Stockholders, such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholders agree to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section 8, and Sections 10, 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Notwithstanding the foregoing, the aircraft charter expenses incurred in connection with meetings of prospective purchasers of the Shares shall be borne 50% by the Company, on the one hand, and 50% by the Underwriters, on the other.

        9.     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the

  Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)   Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)   Andrews Kurth LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

              (i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

             (ii)  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects to the description of the Stock contained in the Prospectus;

            (iii)  The Company has been duly qualified as a foreign corporation for the transaction of business in the State of Texas;

            (iv)  Each [significant subsidiary] of the Company is validly existing as a corporation, limited liability company, or limited partnership in good standing under the laws of its jurisdiction of incorporation or formation; and all of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of each such [significant subsidiary] have been duly and validly authorized and issued, are fully paid (to the extent required under the applicable limited liability company agreement or limited partnership agreement of the subsidiary, as applicable) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the "Delaware LLC Act"), in the case of membership interests, and Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act"), in the case of any partnership interests in a limited partnership, and Section 17-403 of the Delaware LP Act with respect to general partner interests in a limited partnership), and (except for directors' qualifying shares), are owned of record directly or indirectly by the Company, and, to our knowledge, free and clear of all liens, encumbrances, equities or claims, with such knowledge based solely upon information (A) in respect of which financing statements under the Uniform Commercial Code of the State of Delaware or State of Texas as debtor have been filed in the office of the Secretary of State of the States of Delaware or Texas (as applicable for the jurisdiction of incorporation or formation) or (B) otherwise known to us without independent investigation other than inquiry of officers of the Company deemed appropriate by such counsel (except as set forth in the Prospectus and other than those created by or arising under Sections 17-403 and 17-607 of the Delaware LP Act or Section 18-607 of the Delaware LLC Act) (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

             (v)  This Agreement has been duly authorized, executed and delivered by the Company;

            (vi)  The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (A) constitute or result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, (B) constitute or result in any violation of the Delaware General Corporation Law, the laws of the State of Texas or federal law, (C) result in a breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement filed as an Exhibit to the Registration Statement, or (D) result in a breach or violation of the terms or provisions of any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which breaches, violations or defaults with respect to clauses (C) and (D) would not, individually or in the aggregate, have a Material Adverse Effect; provided, such counsel expresses no opinion with respect to federal or state securities laws or other antifraud laws;

           (vii)  No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (viii)  The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Stock, under the caption "Certain United States Federal Tax Considerations for Non-United States Holders," insofar as they purport to constitute a summary of the laws referred to therein, and under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly and accurately summarize such matters in all material respects;

            (ix)  The Company is not an "investment company," as such term is defined in the Investment Company Act;

             (x)  The Registration Statement, including any 462(b) Registration Statement, has been declared effective under the Act; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, threatened, by the Commission;

            (xi)  Each of the Selling Stockholders is registered as the sole record owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement; and

           (xii)  The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) at the time it was filed with the Commission appeared on its face to be appropriately responsive in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (viii) of this Section 9(c), they have no reason to believe (a) that any part of the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) that, as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

           (d)  Lynch, Chappell & Alsup, P.C., counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that, to the knowledge of such counsel and except as set forth in the Pricing Prospectus, there are no legal or governmental actions, suits, investigations or proceedings, pending or threatened, against or affecting the Company or its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is a party that is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus pursuant to the Act or the rules and regulations of the Commission adopted thereunder and are not so described.

           (e)  The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you to the effect set forth in Annex III(A) or III(B), as applicable to the Selling Stockholders.

            (f)  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP and PricewaterhouseCoopers LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (executed copies of the letters delivered prior to the execution of this Agreement are attached as Annex I(a) hereto and drafts of the forms of letters to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery are attached as Annex I(b) hereto);

           (g)  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than (1) issuances of capital stock in the ordinary course of business pursuant to the Company's employee benefit plans or the exercise of warrants outstanding as of the date of this Agreement, and (2) the repurchase of Stock by the Company as described in the Pricing Prospectus) or long-term debt (other than (1) repayments with the use of proceeds as described in the Pricing Prospectus and (2) an increase since September 30, 2005 not in excess of $                        ) of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

           (h)  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

            (i)  On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (j)  The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange; and

           (k)  The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the directors, officers and current stockholders of the Company who are not Selling Stockholders bound by Section 1(b)(vi), who are each listed on Schedule IV hereto, substantially to the effect set forth in Section 1(b)(vi) (a draft of such lock-up agreement is attached as Annex II hereto);

            (l)  The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

          (m)  The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

  10.    (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any "issuer information" filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or Credit Suisse First Boston LLC expressly for use therein.

           (b)  Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder (in its capacity as a Selling Stockholder) expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. or Credit Suisse First Boston LLC expressly for use therein; provided further, that the liability of any Selling Stockholder pursuant to this Section 10(b) shall not exceed the gross proceeds from the sale of the Shares sold by such Selling Stockholder, including any Optional Shares, pursuant to this Agreement.

           (c)  Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder and their respective partners, members, directors and officers and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. or Credit Suisse First Boston LLC expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

           (d)  Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

           (e)  If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares, subject to the limitations of liability for the Selling Stockholders set forth in Section 10(b). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, subject to the limitations of liability for the Selling Stockholders set forth in Section 10(b). The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f)  The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

  11.    (a) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, its partners, members, directors and officers and each person, if any, who controls Goldman, Sachs & Co. within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Goldman, Sachs & Co. as QIU in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Goldman, Sachs & Co. in performing the services as QIU, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

           (b)  Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the Company to the QIU of its election so to assume the defense thereof, the Company shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the QIU, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

           (c)  If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 3 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (d)  The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

         12.  (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

           (b)  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

           (c)  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 and Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         13.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Company or any Selling Stockholder or any of their respective partners, members, directors and officers and each person, if any, who controls such Underwriter, the Company or such Selling Stockholder within the meaning of Section 15 of the Act and shall survive delivery of and payment for the Shares.

        Anything herein to the contrary notwithstanding, the indemnity agreements of the Company in subsection (a) of Section 10 and subsection (a) of Section 11 hereof, the representations and warranties in subsections (a)(ii) and (a)(iii) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to Section 9 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         14.  If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 8, 10 and 11 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company or the Selling Stockholder who does not so deliver the Shares in accordance with this Agreement, as applicable, will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered by such party, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 8, 10 and 11 hereof.

         15.  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as a Representative; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys in Fact for such Selling Stockholder.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided, however, that notices under subsection 6(e) shall be in writing and shall be delivered or sent by mail, telex or facsimile transmission to (i) you as the Representatives of the Underwriters at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room and (ii) each of the Lock-Up Persons at the address set forth on Schedule II or Schedule IV, as applicable. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         16.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10, 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         17.  Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         18.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         19.  The Company, the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

         20.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

         21.  The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

         22.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         23.  Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, "tax structure" is limited to any facts that may be relevant to that treatment.

        If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

        Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,
Basic Energy Services, Inc.
By:
Name: Kenneth V. Huseman Title: President
Each of the Selling Stockholders named in Schedule II to this Agreement
By:
Name: Title: As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.
Credit Suisse First Boston LLC

By:
(Goldman, Sachs & Co.) On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Credit Suisse First Boston LLC
Lehman Brothers Inc.
UBS Securities LLC
Deutsche Bank Securities Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Hibernia Southcoast Capital, Inc.
Howard Weil Incorporated
Pickering Energy Partners, Inc.

Total	12,500,000	1,875,000

Schedule I-1

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company	5,000,000	—
The Selling Stockholder(s):
DLJ Merchant Banking Partners III, L.P.(a)	4,172,969	1,029,334
DLJ ESC II, L.P. (a)	492,566	121,499
DLJ Offshore Partners III, C.V. (b)	147,080	36,280
DLJ Offshore Partners III-1, C.V. (b)	10,562	2,605
DLJ Offshore Partners III-2, C.V. (b)	7,523	1,856
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V. (a)	144,705	35,694
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V. (a)	64,744	15,970
DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V. (a)	46,122	11,377
DLJMB Partners III GmbH & Co. KG (c)	35,593	8,779
DLJMB Funding III, Inc. (a)	43,616	10,759
Millennium Partners II, L.P. (a)	7,098	1,751
MBP III Plan Investors, L.P. (a)	784,792	193,582
First Reserve Fund VIII, L.P. (d)	788,006	194,375
Fortress Holdings, LLC (e)	220,095	54,290
Southwest Partners II, L.P. (e)	157,471	38,843
Southwest Partners III, L.P. (e)	315,714	77,876
Kenneth V. Huseman (f)	—	25,000
Jay D. Hacklin (f)	3,462	854
William L. Hubbell Living Revocable Trust (f)	10,027	2,473
Jay R. Anderson (f)	2,520	621
Michael D. Schmid (f)	39,679	9,787
Peter O. Kane (f)	420	103
Randy Spaur (f)	2,308	570
Joey Fields (f)	2,928	722

Total	12,500,000	1,875,000

(a)
This Selling Stockholder is represented by Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, TX 77002, and has appointed Kenneth V. Huseman and James J. Carter, and each of them, as the Attorneys in Fact for such Selling Stockholder. The address for notice for this Selling Stockholder is Eleven Madison Avenue, 16th Floor, New York, New York 10010; facsimile (212) 325-61000.

(b)
This Selling Stockholder is represented by DeBrauw Blackstone Westbroek with respect to matters of Dutch law, and Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, TX 77002, and has appointed Kenneth V. Huseman and James J. Carter, and each of them, as the Attorneys

Schedule II-1

  in Fact for such Selling Stockholder. The address for notice for this Selling Stockholder is c/o John B. Gosiraweg, 14, Willemstad, Curacao, Netherland Antilles; facsimile (212) 325-6100.

(c)
This Selling Stockholder is represented by SJ Berwin LLP with respect to matters of German law, and Weil, Gotshal & Manges LLP, 700 Louisiana, Suite 1600, Houston, TX 77002, and has appointed Kenneth V. Huseman and James J. Carter, and each of them, as the Attorneys in Fact for such Selling Stockholder. The address for notice for this Selling Stockholder is Eleven Madison Avenue, 16th Floor, New York, New York 10010; facsimile (212) 325-6100.

(d)
This Selling Stockholder is represented by Anne Gold, Esq. and Bracewell & Giuliani LLP, 711 Louisiana, Suite 2300, Houston, Texas 77002, and has appointed Kenneth V. Huseman and James J. Carter, and each of them, as the Attorneys in Fact for such Selling Stockholder. The address for notice for this Selling Stockholder is One Lafayette Place, Greenwich, Connecticut 06380, Attn: Thomas R. Denison; facsimile (203) 661-6729.

(e)
This Selling Stockholder is represented by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Attn: Tonya Mitchem Grindon, 211 Commerce Street, Ste. 1000, Nashville, TN 37201, and has appointed Kenneth V. Huseman and James J. Carter, and each of them, as the Attorneys in Fact for such Selling Stockholder. The address for notice for this Selling Stockholder is 400 W. Illinois, Street, Suite 950, Midland, Texas 79701, Attn: H.H. Wommack, III; facsimile (432) 687-4011.

(f)
This Selling Stockholder is represented for opinion purposes only by Bracewell & Guiliani, LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002-2770, and has appointed Kenneth V. Huseman and James J. Carter, and each of them, as the Attorneys in Fact for such Selling Stockholder. The address for notice for this Selling Stockholder is as set forth in the applicable Irrevocable Power of Attorney of Selling Stockholder executed by the Selling Stockholder.

Schedule II-2

SCHEDULE III

(a)
Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

        [None.]

  (b)
  Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

  (i)
  Bona fide electronic roadshow made available without restriction by means of graphic communication to any person at http://www.retailroadshow.com in accordance with Rule 433(d)(8) under the Act, including written communication made available only as part of such roadshow and not separately.

  (ii)
  Electronic roadshow made available by means of graphic communication on a limited password-protected basis through Yahoo! NetRoadshow, including written communication made available only as part of such roadshow and not separately.

Schedule III-1

SCHEDULE IV

LOCK-UP DIRECTORS, OFFICERS AND STOCKHOLDERS

Name	Notice Address
Steven A. Webster	*
James J. Carter	*
Alan Krenek	*
Dub W. Harrison	*
Mark D. Rankin	*
James E. Tyner	*
Charles W. Swift	*
James S. D'Agostino, Jr.	*
William E. Chiles	*
Robert F. Fulton	*
Sylvester P. Johnson, IV	*
H. H. Wommack, III	*
Donald C. Busha Revocable Trust	[to come]
Morris Windham	[to come]
Thomas A. Best	*
M. Scott Kinnamon	*
Marvin Hall	*
Dale Doby	*
Tim Dame	*
Terry Yates	*

*
c/o Basic Energy Services, Inc.
P.O. Box 10460
Midland, Texas 79702

Schedule IV-1

ANNEX I

KPMG Comfort Letter

        Pursuant to Section 9(d) of this Agreement, KPMG LLP shall furnish letters to the Underwriters to the effect that:

              (i)  They are independent certified public accountants with respect to the Company and its subsidiaries and FESCO and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

             (ii)  In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Pricing Prospectus, the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the representatives of the Underwriters (the "Representatives") and are attached hereto;

            (iii)  They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Pricing Prospectus and the Prospectus as indicated in their reports thereon copies of which are attached hereto and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

            (iv)  The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Pricing Prospectus and the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

             (v)  They have compared the information in the Pricing Prospectus and the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

            (vi)  On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of

ANNEX I-1

    the Company and its subsidiaries since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

              (A)  (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Pricing Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Pricing Prospectus and the Prospectus for them to be in conformity with generally accepted accounting principles;

              (B)  any other unaudited income statement data and balance sheet items included in the Pricing Prospectus and the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Pricing Prospectus and the Prospectus;

              (C)  the unaudited financial statements which were not included in the Pricing Prospectus and the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Pricing Prospectus and the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Pricing Prospectus and the Prospectus;

              (D)  any unaudited pro forma consolidated condensed financial statements included in the Pricing Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

              (E)  as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Pricing Prospectus and the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Pricing Prospectus and the Prospectus, except in each case for changes, increases or decreases which the Pricing Prospectus and the Prospectus discloses have occurred or may occur or which are described in such letter; and

              (F)  for the period from the date of the latest financial statements included in the Pricing Prospectus and the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the

ANNEX I-2

      Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

           (vii)  In addition to the examination referred to in their report(s) included in the Pricing Prospectus and the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

ANNEX I-3

PWC Comfort Letter

        Pursuant to Section 9(d) of this Agreement, PricewaterhouseCoopers LLP shall furnish letters to the Underwriters to the effect that:

  (i)
  They are independent certified public accountants with respect to PWI within the meaning of the Act and the applicable published rules and regulations thereunder; and

  (ii)
  In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Pricing Prospectus and the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder.

Annex I-4

ANNEX I(A)

KPMG Comfort Letter

        [attach executed copy of comfort letter]

ANNEX I(A)

PWC Comfort Letter

        [attach executed copy of comfort letter]

ANNEX I(B)

KPMG Bring-Down Comfort Letter

        [attach draft copy of bring-down comfort letter]

ANNEX I(B)

PWC Bring-Down Comfort Letter

        [attach draft copy of bring-down comfort letter]

ANNEX II

        [attach form of lock-up agreement]

Annex III(A)

Form of Opinion for Counsel to Selling Stockholders who are Entities

            (i)  A Power-of-Attorney and a Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligations of such Selling Stockholder, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

           (ii)  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

          (iii)  The sale of the Shares to be sold by such Selling Stockholder under this Agreement and the performance by such Selling Stockholder of its obligations under this Agreement, the Power-of-Attorney and the Custody Agreement will not (A) constitute a default under or violate any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), the Certificate of Formation or Operating Agreement or similar agreement of such Selling Stockholder (if such Selling Stockholder is a limited liability company), the Partnership Agreement of such Selling Stockholder (if such Selling Stockholder is a partnership) or other similar organizational documents (if such Selling Stockholder is not a natural person, corporation, limited liability company or partnership), (B) violate [law of jurisdiction of organization of entity], [law of principal place of business of entity, if different], New York, or federal law (other than federal and state securities or blue sky laws, as to which such counsel expresses no opinion), (C) constitute a default under or violate any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on such Selling Stockholder or to which any of the property or assets of such Selling Stockholder is subject, of which such counsel is aware or (D) result in the creation or imposition of, whether with or without the giving of notice or passage of time or both, any lien or encumbrance upon the Shares to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument of which such counsel is aware to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound or to which any of the property or assets of such Selling Stockholder is subject; except, in the case of clauses (C) and (D), as would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder or the ability of such Selling Stockholder to consummate the offering of the Shares to be sold by it or otherwise perform its obligations under this Agreement, the Power-of-Attorney and the Custody Agreement;

          (iv)  No consent, approval, waiver, license or authorization or other action by or filing with any [law of jurisdiction of organization of entity], [law of principal place of business of entity], New York or federal governmental authority is required in connection with the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except for any of the same required under federal and state securities or blue sky laws, as to which such counsel may express no opinion;

           (v)  Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and appropriate crediting of such Shares on the books of DTC to the securities accounts of the Underwriters in accordance with the

  New York UCC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the New York UCC) to such Shares, (A) DTC will be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the New York UCC, (B) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the New York UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another applicable nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the New York UCC and (z) appropriate entries to the accounts of the Underwriters in the records of DTC will have been made pursuant to the New York UCC.

        In rendering the opinions above, such counsel may (i) rely on the representations and warranties in this Agreement and on a certificate of such Selling Stockholder in respect of matters of fact, provided such counsel shall state that they have no reason to believe that such certificate should not be relied upon, and (ii) stipulate other qualifications, assumptions and exceptions as are customary for opinions of counsel to selling stockholders given to underwriters in the context of a public offering, including assuming the genuineness of all signatures on the documents delivered to or examined by such counsel.

Annex III(B)

Form of Opinion for Selling Stockholders who are Individual Persons

            (i)  A Power-of-Attorney and a Custody Agreement have been duly and validly executed and delivered by such Selling Stockholder and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligations of each Selling Stockholder, enforceable against such Selling Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

           (ii)  This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder;

          (iii)  The sale of the Shares to be sold by such Selling Stockholder under this Agreement and the performance by such Selling Stockholder of such Selling Stockholder's obligations under this Agreement, the Power-of-Attorney and the Custody Agreement do not (A) violate Texas, [New York] or federal law (other than federal and state securities or blue sky laws, as to which such counsel expresses no opinion), or (B) constitute a default under or violate any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on such Selling Stockholder or to which any of the property or assets of the Selling Stockholder is subject of which we are aware after reasonable inquiry; except, in the case of clause (B), as would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder or the ability of such Selling Stockholder to consummate the offering of the Shares to be sold by such Selling Stockholder or otherwise perform such Selling Stockholder's obligations under this Agreement, the Power-of-Attorney and the Custody Agreement;

          (iv)  No consent, approval, waiver, license or authorization or other action by or filing with any Texas or federal governmental authority is required in connection with the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except for any of the same required under federal and state securities or blue sky laws, as to which such counsel may express no opinion;

           (v)  Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and appropriate crediting of such Shares on the books of DTC to the securities accounts of the Underwriters in accordance with the New York UCC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the New York UCC) to such Shares, (A) DTC will be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the New York UCC, (B) under Section 8-501 of the New York UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the New York UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another applicable nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the New York UCC and (z) appropriate entries to the accounts of the Underwriters in the records of DTC will have been made pursuant to the New York UCC.

        In rendering the opinions above, such counsel may (i) rely on the representations and warranties in this Agreement and on a certificate of such Selling Stockholder in respect of matters of fact, provided such counsel shall state that they have no reason to believe that such certificate should not be relied upon, and (ii) stipulate other qualifications, assumptions and exceptions as are customary for opinions of counsel to selling stockholders given to underwriters in the context of a public offering, including assuming the genuineness of all signatures on the documents delivered to or examined by such counsel.

QuickLinks

  Exhibit 1.1
Underwriting Agreement